First Financial Bancorp Third Quarter 2012 Earnings Release Supplemental Information EXHIBIT 99.2

2 Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: • management’s ability to effectively execute its business plan; • the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; • U.S. fiscal debt and budget matters; • the ability of financial institutions to access sources of liquidity at a reasonable cost; • the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; • the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); • the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings; • our ability to keep up with technological changes; • failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; • our ability to comply with the terms of loss sharing agreements with the FDIC; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries; • the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company; • expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; • our ability to increase market share and control expenses; • the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; • adverse changes in the securities, debt and/or derivatives markets; • our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; • monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; • our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision income represents income before taxes plus provision for all loans less FDIC loss share income and accelerated discount adjusted for significant nonrecurring items The decrease in third quarter 2012 adjusted PTPP income was driven primarily by a decline in net interest income $33,036 $31,468 $31,191 $30,178 $24,389 2.14% 1.92% 1.94% 1.92% 1.57% 3Q11 4Q11 1Q12 2Q12 3Q12 (Dollars in thousands) Adjusted PTPP Income Adjusted PTPP / Average Assets

Pre-Tax, Pre-Provision Income

(Dollars in thousands)	For the three months ended September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Pre-tax, pre-provision income [1]	$ 26,894	$ 32,636	$ 30,020	$ 33,015	$ 31,814
Less: accelerated discount on covered loans	3,798	3,764	3,645	4,775	5,207
Plus: loss share and covered asset expense [2]	3,559	4,317	3,043	2,521	3,755
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	26,655	33,189	29,418	30,761	30,362
Less: gain on sales of investment securities	2,617	-	-	2,541	-
Less: gain on sales of non-mortgage loans [3]	-	171	66	290	700
Less: gain related to litigation settlement	-	5,000	-	-	-
Plus: acceleration of deferred swap fees associated with trust preferred redemption	-	-	-	-	-
Plus: One-time expenses related to branch acquisitions	-	-	-	1,037	1,791
Plus: One-time other employee benefit, exit and and retention costs	351	2,160	-	2,501	1,583
Plus: One-time pension, trust and other costs	-	-	1,839	-	-
Adjusted pre-tax, pre-provision income	$ 24,389	$ 30,178	$ 31,191	$ 31,468	$ 33,036

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

FIRST
first financial bancorp
4

5 Low Risk Balance Sheet Only 50% of First Financial’s total assets are 100% risk-weighted assets compared to the peer group median of 56% First Financial’s percentage of total risk- weighted assets to total assets is 60.8% compared to the peer group median of 68.9% The lower percentages are driven by the meaningful balance of high-yielding loans covered under loss share agreements with the FDIC Return on risk-weighted assets significantly exceeds peer median performance First Financial generates higher returns on a lower risk balance sheet relative to the peer group Total Assets by Risk Weighting % As of September 30, 2012 (Dollars in millions) Peer % of 100% RWAs = 55.9% Return on Avg. Risk Weighted Assets = 1.72% (Peer Median = 1.37%) Risk Weighted Assets / Total Assets = 60.8% (Peer Median = 68.9%) Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on financial information as of June 30, 2012 $3,092 50% $519 8% $2,447 39% $177 3% 100% 50% 20% 0%

6 Revenue by Source Strategic – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 75% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income and other non-recurring items, strategic operations represents 85% of total revenue. Acquired-Non-Strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature. FDIC Loss Sharing Income – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are recorded as noninterest income Accelerated Discount on Loan Prepayments and Dispositions – The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time. Total Revenue – $90.7 million For the Three Months Ended September 30, 2012 (Dollars in millions) $67.9 75% $7.9 9% $8.5 9% $3.8 4% $2.6 3% Strategic Acquired-Non-Strategic FDIC Loss Sharing Income Accelerated Discount on Paid in Full Loans Other

7 Noninterest Income and Expense Components of Noninterest Income For the Three Months Ended September 30, 2012 (Dollars in millions) Components of Noninterest Expense For the Three Months Ended September 30, 2012 (Dollars in millions) $50.3 91% $1.0 2% $4.0 7% Strategic FDIC Support Other Non-strategic $15.9 52% $8.5 28% $2.6 8% $3.8 12% Strategic FDIC Loss Sharing Income Gains on sales of investment securities Accelerated Discount on Paid in Full Loans

8 Deposit and Loan Composition Total Deposits – $4.9 billion As of September 30, 2012 (Dollars in millions) Gross Loans – $3.9 billion As of September 30, 2012 (Dollars in millions) Market exits are complete; acquired-non-strategic deposits consist primarily of time deposits in Western, Michigan and Louisville markets and brokered CDs. $4,893 99% $52 1% Strategic Acquired-Non-Strategic $3,500 90% $391 10%

Covered Loan Activity

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As of September 30, 2012, the allowance for loan and lease losses attributed to valuation of loans accounted for under ASC Topic 310-30 was $48.9 million, an increase of $0.6 million from the second quarter 2012. Expected payments from the FDIC, in the form of FDIC loss sharing income, offset approximately 80% of the recorded impairment and charge-offs.
- Covered loans continue to maintain yields significantly higher than the Company's uncovered loan portfolio.

		Third Quarter 2012 Results						
(Dollars in thousands)	Balance as of Sep. 30, 2012	Current Period Impairment	Impairment Recapture / Relief	Net Current Period Impairment	Improvement	Projected Wtd. Avg. Rate	Life-to-Date Avg. Rate	Day 1 Projected Rate
Total loans	$ 759,681	$ 5,287	$ (4,719)	$ 568	$ 63	10.72% [1]		
Allowance for loan and lease losses	(48,895)	-	-	-	-	0.74%		
Total net loans	$ 710,786	$ 5,287	$ (4,719)	$ 568 [3]	$ 63	11.46% [2]	10.83%	9.10%
FDIC indemnification asset	$ 130,476	NA	NA	NA	NA	(5.19%)	0.79%	6.50%
				Weighted average yield		8.88%	9.43%	8.75%

[1] The actual yield realized may be different than the projected yield due to activity that occurs after the periodic valuation.
[2] Accretion rates are applied to the net carrying value of the loan which includes the allowance for loan and lease losses.
[3] Covered loan provision expense of $6.6 million was comprised of net charge-offs during the period of $6.1 million and net impairment / (relief) of $0.6 million.

first financial bancorp

9

10 Components of Covered Asset Credit Losses $1,998 $3,178 $2,084 $1,685 4Q11 1Q12 2Q12 3Q12 Actual Covered Asset Credit Losses For the three months ended September 30, (Dollars in thousands) 2012 Description Net incremental impairment for period $568 Reduction in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs 6,054 Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered 6,622 Loss on sale - covered OREO (25) Other credit-related expenses 3,584 Total gross credit losses $10,181 FDIC loss share income $8,496 Represents receivable due from FDIC on estimated credit (Nonintere t income) losses; calculated as approximately 80% of gross credit losses related to covered assets $1,685 Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition

11 Glossary of Terms To assist readers in understanding the Company’s financial results and the effect of recent acquisitions on reported amounts, the following terms are used throughout this release to refer to specific acquisition- related items. The first three define the business components referred to above and the remaining items define specific covered loan terminology. Legacy-strategic – Elements of the business that existed prior to the acquisitions and will continue to be supported Acquired-strategic – Elements of the business that the Company intends to retain and will continue to support and build. Legacy-strategic and acquired-strategic are collectively referred to as “strategic” Acquired-non-strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected Accelerated discount on covered loans – The acceleration of the unrealized valuation discount. This item will be ongoing but diminishing as covered loan balances decline over time UPB – Unpaid principal balance Carrying value – The unpaid principal balance of a covered loan less any valuation discount

Supplemental Information Tables from the Third Quarter 2012 Earnings Release

13 Table I Noninterest Income Table I For the Three Months Ended September 30, June 30, September 30, (Dollars in thousands) 2012 2012 2011 Total noninterest income 30,830$ 33,545$ 28,115$ Certain signif icant components of noninterest income Items likely to recur: Accelerated discount on covered loans 1, 2 3,798 3,764 5,207 FDIC loss sharing income 8,496 8,280 8,377 (Loss) income related to transition/non-strategic operations (32) 91 98 Items not expected to recur: Other items not expected to recur 2,617 5,000 288 Total noninterest income excluding items noted above 15,951$ 16,410$ 14,145$ 1 See Selected Financial Information in the earnings release for additional information 2 Net of the corresponding valuation adjustment on the FDIC indemnification asset

14 Table II Noninterest Expense Table II For the Three Months Ended September 30, June 30, September 30, (Dollars in thousands) 2012 2012 2011 Total noninterest expense 55,286$ 57,459$ 53,142$ Certain signif icant components of noninterest expense Items likely to recur: Loss share and covered asset expense 3,559 4,317 3,755 FDIC loss share support 951 1,014 1,382 Acquired-non-strategic operating expenses 1 19 19 (407) Transition-related items 1 - - (111) Items not expected to recur: Acquisition-related costs 1 78 78 1,875 Other items not expected to recur 374 2,870 1,874 Total noninterest expense excluding items noted above 50,305$ 49,161$ 44,774$ 1 See Selected Financial Information in the earnings release for additional information

15 Table III Credit Quality – Excluding Covered Loans Table III As of or for the Three Months Ended Linked Quarter September 30, June 30, March 31, December 31, September 30, (Dollars in thousands) 2012 2012 2012 2011 2011 Total nonaccrual loans 49,404$ 63,093$ 55,945$ 54,299$ 59,150$ Troubled debt restructurings - accruing 11,604 9,909 9,495 4,009 4,712 Troubled debt restructurings - nonaccrual 13,017 10,185 17,205 18,071 12,571 Total troubled debt restructurings 24,621 20,094 26,700 22,080 17,283 Total nonperforming loans 74,025 83,187 82,645 76,379 76,433 Total nonperforming assets 87,937 98,875 97,681 87,696 88,436 Nonperforming assets as a % of: Period-end loans plus OREO 2.86% 3.27% 3.28% 2.94% 3.00% Total assets 1.41% 1.57% 1.52% 1.31% 1.40% Nonperforming assets ex. accruing TDRs as a % of: Period-end loans plus OREO 2.48% 2.94% 2.96% 2.81% 2.84% Total assets 1.22% 1.42% 1.37% 1.25% 1.32% Nonperforming loans as a % of total loans 2.41% 2.76% 2.79% 2.57% 2.60% Provision for loan and lease losses - uncovered 3,613$ 8,364$ 3,258$ 5,164$ 7,643$ Allow ance for uncovered loan & lease losses 49,192$ 50,952$ 49,437$ 52,576$ 54,537$ Allow ance for loan & lease losses as a % of: Period-end loans 1.60% 1.69% 1.67% 1.77% 1.86% Nonaccrual loans 99.6% 80.8% 88.4% 96.8% 92.2% Nonaccrual loans plus nonaccrual TDRs 78.8% 69.5% 67.6% 72.7% 76.0% Nonperforming loans 66.5% 61.3% 59.8% 68.8% 71.4% Total net charge-offs 5,373$ 6,849$ 6,397$ 7,125$ 6,777$ Annualized net-charge-offs as a % of average loans & leases 0.71% 0.93% 0.87% 0.95% 0.96%

16 Table IV Loan Portfolio – Excluding Covered Loans Table IV As of September 30, 2012 June 30, 2012 September 30, 2011 Linked Quarter Percent Percent Percent (Dollars in thousands) Balance of Total Balance of Total Balance of Total Commercial 834,858$ 27.2% 823,890$ 27.3% 822,552$ 28.0% Real estate - construction 91,897 3.0% 86,173 2.9% 136,651 4.7% Real estate - commercial 1,338,636 43.7% 1,321,446 43.9% 1,202,035 40.9% Real estate - residential 299,654 9.8% 292,503 9.7% 300,165 10.2% Installment 59,191 1.9% 61,590 2.0% 70,034 2.4% Home equity 368,876 12.0% 365,413 12.1% 362,919 12.4% Credit card 31,604 1.0% 31,486 1.0% 30,435 1.0% Lease financing 41,343 1.3% 30,109 1.0% 12,870 0.4% Total 3,066,059$ 100.0% 3,012,610$ 100.0% 2,937,661$ 100.0%

17 Table V Investment Portfolio Table V As of September 30, 2012 Securities Securities Other Total Percent Tax Equiv. Effective (Dollars in thousands) HTM AFS Investments Securities of Portfolio Yield Duration Agencies 20,844$ 26,163$ -$ 47,007$ 3.0% 3.61% 4.7 CMO - f ixed rate 505,288 202,218 - 707,506 44.7% 2.17% 3.0 CMO - variable rate - 221,640 - 221,640 14.0% 0.70% 0.1 MBS - f ixed rate 121,698 150,567 - 272,265 17.2% 2.50% 1.2 MBS - variable rate 172,597 56,207 - 228,804 14.4% 1.94% 0.7 Municipal 1,892 6,478 - 8,370 0.5% 3.45% 1.2 Corporate - 14,552 - 14,552 0.9% 4.36% 0.3 Other AFS securities - 11,855 - 11,855 0.7% 2.48% 0.1 Regulatory stock - - 71,492 71,492 4.5% 3.59% - 822,319$ 689,680$ 71,492$ 1,583,491$ 100.0% 2.13% 1.8

18 Table VI Capital Ratios Table VI As of September 30, June 30, September 30, "Well-Capitalized" 2012 2012 2011 Minimum Leverage Ratio 10.54% 10.21% 10.87% 5.00% Tier 1 Capital Ratio 16.93% 17.14% 18.81% 6.00% Total Risk-Based Capital Ratio 18.21% 18.42% 20.08% 10.00% Ending tangible shareholders' equity to ending tangible assets 9.99% 9.91% 10.38% N/A Ending tangible common shareholders' equity to ending tangible assets 9.99% 9.91% 10.38% N/A Regulatory capital ratios as of September 30, 2012 are considered preliminary pending the f iling of the Company’s regulatory reports

19 Table VII Significant Acquisition Related Items Table VII For the Three Months Ended September 30, June 30, September 30, (Dollars in thousands) 2012 2012 2011 Income effect: Accelerated discount on covered loans 1, 2 3,798$ 3,764$ 5,207$ Acquired-non-strategic net interest income 7,931 7,117 8,645 FDIC loss sharing income 1 8,496 8,280 8,377 Service charges on deposit accounts related to acquired-non-strategic operations 35 42 59 Other (loss) income related to transition/non-strategic operations (67) 49 39 Total income effect 20,193$ 19,252$ 22,327$ Expense effect: Provision for loan and lease losses - covered 6,622$ 6,047$ 7,260$ Loss share and covered asset expense 3 3,559 4,317 3,755 FDIC loss share support 3 951 1,014 1,382 Acquired-non-strategic operating expenses: 3 19 19 (407) Acquisition-related costs: 3 78 78 1,875 Transition-related items: 3 - - (111) Total expense effect 11,229$ 11,475$ 13,754$ 1 Included in noninterest income 2 Net of the corresponding valuation adjustment on the FDIC indemnification asset 3 Included in noninterest expense

20 Table VIII Estimated Yields and Average Balances Table VIII For the Three Months Ended September 30, 2012 Average (Dollars in thousands) Balance Yield Loans, excluding covered loans 1 3,037,734$ 4.70% Covered loan portfolio accounted for under ASC Topic 310-30 2 785,446 10.70% Covered loan portfolio accounted for under ASC Topic 310-20 3 81,040 11.87% FDIC indemnification asset 2 136,136 (5.01%) Total 4,040,356$ 5.68% 1 Includes loans w ith loss share coverage removed 2 Future yield adjustments subject to change based on required, periodic valuation procedures 3 Includes loans w ith revolving privileges w hich are scoped out of ASC Topic 310-30 and certain loans w hich the Company elected to treat under the cost recovery method of accounting

21 Table IX Covered Loan Portfolio Table IX As of September 30, 2012 June 30, 2012 September 30, 2011 Linked Quarter Percent Percent Percent (Dollars in thousands) Balance of Total Balance of Total Balance of Total Commercial 121,745$ 14.7% 142,009$ 15.7% 223,882$ 19.4% Real estate - construction 12,898 1.6% 15,333 1.7% 25,893 2.2% Real estate - commercial 512,320 62.1% 556,673 61.6% 687,392 59.7% Real estate - residential 105,113 12.7% 111,720 12.4% 127,753 11.1% Installment 9,892 1.2% 11,641 1.3% 14,178 1.2% Home equity 60,502 7.3% 63,162 7.0% 67,897 5.9% Other 3,045 0.4% 3,324 0.4% 4,071 0.4% Total 825,515$ 100.0% 903,862$ 100.0% 1,151,066$ 100.0%

22 Table X Allowance for Loan Losses – Covered Table X As of or for the Three Months Ended September 30, June 30, March 31, December 31, (Dollars in thousands) 2012 2012 2012 2011 Balance at beginning of period 48,327$ 46,156$ 42,835$ 48,112$ Provision for loan and lease losses - covered 6,622 6,047 12,951 6,910 Total gross charge-offs (9,058) (5,163) (10,118) (13,513) Total recoveries 3,004 1,287 488 1,326 Total net charge-offs (6,054) (3,876) (9,630) (12,187) Ending allow ance for loan and lease losses - covered 48,895$ 48,327$ 46,156$ 42,835$

First Financial Bancorp Third Quarter 2012 Earnings Release Supplemental Information